EXHIBIT 10.9

14111 Scottslawn Road
Marysville, OH 43041
937-644-7001

February 7, 2014

Mr. Adam Hanft
Chief Executive Officer
Hanft Projects LLC
55 Fifth Avenue, Penthouse
New York, NY 10003

Dear Adam:

This letter sets forth our agreement (the “Agreement”) regarding a consulting engagement between Hanft Projects LLC and The Scotts Miracle-Gro Company (“Scotts” or the “Company”). For the purposes of this Agreement, the term “Contractor” means Hanft Projects LLC, its primary designee/employee Adam Hanft, and any other designee or employee of Hanft Projects LLC. These consulting services are separate and distinct from the services Mr. Hanft is and will be providing as a member of the Scotts Board of Directors and the Company’s Innovation and Marketing, Strategy and Business Development, and Executive Committees (or any other Committees on which Mr. Hanft may subsequently serve).

I.    Scope of Services

Contractor agrees to provide the consulting services to Scotts described below.

1.
Contractor agrees to provide consulting services to Scotts in the area of Marketing so as to advise the Company on marketing strategies concerning a variety of areas (“Areas of Expertise”) including, but not limited to, brand and creative efforts, partnerships with outside services, work processes and staffing/personnel assessments.

2.	In providing consulting services in the Areas of Expertise, it is anticipated that Contractor will generally undertake the following work and activities pursuant to this Agreement:

•	Consult with and provide recommendations to Jim Hagedorn on an as needed basis on issues of marketing strategy.

•	Serve as marketing strategy mentor and coach to support other Scotts executives with responsibility for marketing strategy as designated by Jim Hagedorn or Denise Stump.

•	Periodically participate in marketing meetings to support the successful execution of the anticipated marketing initiatives of the Company.

•	Participate in discussions of other marketing issues as required.

Mr. Adam Hanft    Page 2 of 2
Chief Executive Officer

Hanft Projects LLC

Contractor and the Company may agree to modifications of these work activities from time to time as necessary to achieve the purpose of this Agreement.

3.
In providing consulting services to Scotts under this Agreement, Contractor will be an independent contractor and will not be an employee, agent, partner, or joint venturer of Scotts or of any of Scotts’ affiliates, or of any of its or their respective officers, directors or employees. Except as provided as a member of the Board of Directors, if applicable, Mr. Hanft and any other designee or employee of Contractor will not participate in or receive benefits under any of Scotts’ employee fringe benefit programs or receive any other fringe benefits from Scotts, including, without limitation, health, disability, life insurance, retirement, pension and profit sharing benefits on account of the consulting services provided to Scotts.

II.    Length of Agreement

The term of this Agreement will commence on February 1, 2014 and will end on August 1, 2014, unless earlier terminated under Section V.1.

III.    Authority

In providing consulting services to Scotts under this Agreement, Contractor will have no authority at any time to assume or create any obligation or liability, express or implied, on Scotts’ behalf or in Scotts’ name or to bind Scotts in any manner whatsoever.

IV.Consulting Fees and Expenses

1.
In exchange for providing the consulting services hereunder, during the term of this Agreement, Scotts shall pay Contractor a monthly cash-based retainer of $22,500 for each of the first four months (February, March, April and May) and $10,000 for each of the last two months (June and July). Contractor shall be required to submit invoices including days/hours worked with brief descriptions of the services provided. Scotts shall pay Contractor within 30 days of its receipt of Contractor’s invoices.

2.
Scotts also will pay or reimburse Contractor for all reasonable expenses incurred by Contractor in connection with providing consulting services to Scotts as contemplated herein, including, without limitation, all reasonable (a) telephone and fax expenses, and (b) travel expenses, including, without limitation, transportation, food and lodging, incurred in connection with attending Scotts approved meetings pursuant to this consulting agreement. Contractor must incur and account for expenses in accordance with the policies and procedures established by Scotts as a precondition to Scotts’ obligation to pay or reimburse Contractor for such expenses pursuant to the terms of the preceding sentence. Scotts will provide private transportation when practical and economically reasonable.

3.	Contractor agrees to provide, at its own expense, all equipment necessary to provide the consulting services contemplated herein and to be responsible for its own overhead costs and

Mr. Adam Hanft    Page 3 of 3
Chief Executive Officer

Hanft Projects LLC

expenses except for those expenses that Scotts has expressly agreed to pay pursuant to the terms of the preceding paragraph.

V.    Termination

1.
Scotts shall be permitted to terminate this Agreement and its consulting relationship with Contractor under any of the following circumstances: (a) upon Scotts’ 30 days advance written notice to Contractor, (b) Mr. Hanft’s death or disability, or Contractor ceasing operations, (c) Contractor’s material breach of its obligations to Scotts if such breach is not cured within 30 days after receiving notice thereof, (d) Contractor’s and/or Mr. Hanft’s indictment for a felony or serious misdemeanor, (e) Contractor’s and/or Mr. Hanft’s commission of an act of fraud or bad faith toward Scotts, or (f) Contractor’s and/or Mr. Hanft’s misappropriation of any funds, property or rights of Scotts. Contractor shall be permitted to terminate this Agreement and its consulting relationship with Scotts upon Contractor’s 30 day advance written notice to Scotts.

2.
The termination of this Agreement and Contractor’s consulting relationship with Scotts shall not affect Scotts’ obligation to pay Contractor for the amounts Contractor has earned prior to the date of such termination or reimburse Contractor for the expenses Contractor has incurred pursuant to the terms of this Agreement prior to the date of such termination.

VI.    Confidential Information

1.
In providing the consulting services contemplated herein, Contractor will receive Confidential Information about Scotts and its affiliates. Maintaining the confidential nature of this information is very important to Scotts. As used in this Agreement, “Confidential Information” is any information about Scotts, or its affiliates, to which Contractor gains access in connection with its provision of consulting or other services to Scotts, including Mr. Hanft’s service as a member of the Board of Directors. Confidential Information does not include information Contractor can show (a) was already in Contractor’s possession prior to the time Contractor received such information as a consultant to Scotts, or (b) is publicly available or otherwise in the public domain by means other than Contractor’s violation of the terms of this Agreement.

2.
Contractor agrees to not at any time hereafter, without the prior written consent of Scotts, disclose, directly or indirectly, any Confidential Information or use any Confidential Information for any purpose other than providing consulting services to Scotts as contemplated herein.

3.	Contractor agrees to promptly return to Scotts, upon Scotts’ request, all electronic or tangible documents that contain any Confidential Information and to retain no copies.

Mr. Adam Hanft    Page 4 of 4
Chief Executive Officer

Hanft Projects LLC

4.
These confidentiality obligations are in addition to, and not in place of, any and all confidentiality obligations arising as a result of Mr. Hanft’s membership on the Board of Directors and applicable Board Committees.

VII.    Other

1.
Contractor understands and agrees that this Agreement does not obligate Scotts to utilize Contractor’s consulting services, but it is intended to set forth the terms pursuant to which Scotts may utilize Contractor’s consulting services in Scotts’ discretion.

2.	Contractor is not permitted to assign, sell or otherwise transfer any of its rights or obligations hereunder.

THE SCOTTS MIRACLE-GRO COMPANY
By: /s/ JAMES HAGEDORN
James Hagedorn Chairman of the Board & Chief Executive Officer

ACKNOWLEDGED AND AGREED:
/s/ ADAM HANFT
Adam Hanft, Chief Executive Officer Hanft Projects LLC